As filed with the Securities and Exchange Commission on August 5, 2024
Registration No. 333-279240

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

 MultiPlan Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-3536151 (I.R.S. Employer Identification Number)

115 Fifth Avenue, New York, New York (Address of principal executive offices)	10003 (Zip Code)

MultiPlan Corporation 2020 Omnibus Incentive Plan
(Full title of the plan)

Travis S. Dalton
Chief Executive Officer
MultiPlan Corporation
115 Fifth Avenue
New York, New York 10003
Tel: (212) 780-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 With copies to:

William B. Brentani
Heidi Mayon
Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, California 94304
Tel: (650) 251-5000
Fax: (650) 251-5002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-279240) (the “Registration Statement”) is being filed by MultiPlan Corporation (the “Company”) solely to refile Exhibit 5.1 thereto to correct typographical errors. No additional securities are being registered and the appropriate registration fees were paid upon filing of the Registration Statement.
Item 8.    Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document
4.1	MultiPlan Corporation 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on December 10, 2020)

4.2
Amendment to the MultiPlan Corporation 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 26, 2024)

4.3
Second Amended and Restated Certificate of Incorporation of MultiPlan Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 29, 2024)

4.4	Amended and Restated Bylaws of MultiPlan Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 29, 2024)

4.5	Specimen Class A common stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 29, 2024)

5.1*	Opinion of Simpson Thacher & Bartlett LLP

23.1**	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages to this Registration Statement)

107**	Filing Fee Table

* Filed herewith
** Previously filed

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of August, 2024.

MultiPlan Corporation
(Registrant)

By:	/s/ Travis Dalton
Name:	Travis Dalton
Title:	President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

The undersigned directors and officers of MultiPlan Corporation hereby constitute and appoint Travis Dalton and James M. Head and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments, including post effective amendments to the Registration Statement and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Travis Dalton	President, Chief Executive Officer (Principal Executive Officer) and Director	August 5, 2024
Travis Dalton

/s/ Douglas Garis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 5, 2024
Douglas Garis

/s/ Gerald J. Kozel	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 5, 2024
Gerald J. Kozel

/s/ Dale A. White	Executive Chair of the Board of Directors	August 5, 2024
Dale A. White

/s/ Allen R. Thorpe	Lead Independent Director	August 5, 2024
Allen R. Thorpe

/s/ Glenn R. August	Director	August 5, 2024
Glenn R. August

/s/ Richard A. Clarke	Director	August 5, 2024
Richard A. Clarke

/s/ Anthony Colaluca, Jr.	Director	August 5, 2024
Anthony Colaluca, Jr.

/s/ C. Martin Harris	Director	August 5, 2024
C. Martin Harris

/s/ Julie D. Klapstein	Director	August 5, 2024
Julie D. Klapstein

/s/ Michael S. Klein	Director	August 5, 2024
Michael S. Klein

/s/ P. Hunter Philbrick	Director	August 5, 2024
P. Hunter Philbrick

/s/ John M. Prince	Director	August 5, 2024
John M. Prince